Exhibit 8.1

Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019-6142 +1 212 506 5000 orrick.com

April 2, 2025

WFN Credit Company, LLC

3095 Loyalty Circle

Columbus, Ohio 43219

Re: World Financial Network Credit Card Master Note Trust

World Financial Network Credit Card Master Trust

WFN Credit Company, LLC

   Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as counsel for WFN Credit Company, LLC, a Delaware limited liability company (“WFN LLC”), as registrant, in connection with the above-referenced Registration Statement on Form SF-3 to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on the date hereof (the “Registration Statement”), for the registration under the Act of (i) one or more collateral certificates (collectively, the “Collateral Certificates”) issued, or to be issued, by World Financial Network Credit Card Master Trust (“WFNMT”) and (ii) series of notes (collectively, the “Notes”) to be issued from time to time on or after the date hereof by the World Financial Network Credit Card Master Note Trust (the “Note Trust”) secured by the Collateral Certificates. Each series of Notes may be comprised of a number of classes of Notes. Each class of Notes may be comprised of a number of tranches of Notes.

The Collateral Certificates were, or will be, issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 17, 1996, amended and restated as of September 17, 1999 and amended and restated a second time as of August 1, 2001, filed as Exhibit 4.30 to the Registration Statement, as amended by the Omnibus Amendment referred to below, the Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, filed as Exhibit 4.31 to the Registration Statement, the Third Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2005, filed as Exhibit 4.32 to the Registration Statement, the Fourth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 13, 2007, filed as Exhibit 4.33 to the Registration Statement, the Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 26, 2007, filed

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as Exhibit 4.34 to the Registration Statement, the Sixth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 27, 2008, filed as Exhibit 4.35 to the Registration Statement, the Seventh Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 28, 2010, filed as Exhibit 4.36 to the Registration Statement, the Eighth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 9, 2011, filed as Exhibit 4.37 to the Registration Statement, the Ninth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 2016, filed as Exhibit 4.38 to the Registration Statement, the Tenth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 16, 2018, filed as Exhibit 4.39 to the Registration Statement, the Eleventh Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 11, 2020, filed as Exhibit 4.40 to the Registration Statement, the Twelfth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 27, 2020, filed as Exhibit 4.41 to the Registration Statement, and the Thirteenth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of April 26, 2024, filed as Exhibit 4.42 to the Registration Statement, each among WFN LLC, as the transferor (the “Transferor”), Comenity Bank (the “Bank”), as servicer (the “Servicer”), and U.S. Bank National Association (“U.S. Bank”), as successor to MUFG Union Bank, N.A. (“Union Bank”) and other predecessor entities, as trustee (the “Collateral Trustee”), and as supplemented by the Supplemental Agreement to Second Amended and Restated Pooling and Servicing Agreement, dated as of August 9, 2010, filed as Exhibit 4.43 to the Registration Statement, among the Transferor, the Servicer and the Collateral Trustee, as further supplemented by the Succession Agreement, dated as of June 18, 2021, by and among the Transferor, Union Bank, as resigning Collateral Trustee, and U.S. Bank, as successor Collateral Trustee, filed as Exhibit 4.44 to the Registration Statement (as so amended and supplemented, the “Pooling and Servicing Agreement”), and as further supplemented by a Collateral Series Supplement, dated as of August 21, 2001, filed as Exhibit 4.45 to the Registration Statement, as amended by the First Amendment to the Collateral Series Supplement, dated as of November 7, 2001, filed as Exhibit 4.46 to the Registration Statement, and as further amended by the Second Amendment to the Collateral Series Supplement, dated as of July 6, 2016, filed as Exhibit 4.47 to the Registration Statement, each among the Transferor, the Servicer and the Collateral Trustee (as so amended, the “Collateral Supplement” and together with the Pooling and Servicing Agreement, the “PSA”). The Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2001, between the Note Trust and U.S. Bank, successor to Union Bank and other predecessor parties, as indenture trustee (the “Indenture Trustee”), filed as Exhibit 4.1 to the Registration Statement, as amended by the Omnibus Amendment, and as supplemented by Supplemental Indenture No. 1, dated as of August 13, 2003, filed as Exhibit 4.3 to the Registration Statement, Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007, filed as Exhibit 4.4 to the Registration Statement, Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, filed as Exhibit 4.5 to the Registration Statement, Supplemental Indenture No. 4 to Master Indenture, dated as of June 28, 2010, filed as Exhibit 4.6 to the Registration Statement, Supplemental Indenture No. 5 to Master Indenture, dated as of February 20, 2013, filed as Exhibit 4.7 to the Registration Statement, Supplemental Indenture No. 6 to Master Indenture, dated as of

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July 6, 2016, filed as Exhibit 4.8 to the Registration Statement, Supplemental Indenture No. 7 to Master Indenture, dated as of June 11, 2020, filed as Exhibit 4.9 to the Registration Statement and Supplemental Indenture No. 8 to Master Indenture, dated as of April 26, 2024, filed as Exhibit 4.10 to the Registration, each between the Note Trust and the Indenture Trustee, and as further supplemented by the Succession Agreement, dated as of June 18, 2021, by and among the Bank, as administrator, the Note Trust, Union Bank, as outgoing Indenture Trustee, and U.S. Bank, as successor Indenture Trustee, filed as Exhibit 4.11 to the Registration Statement (as so amended and supplemented, the “Master Indenture”), and a related Indenture Supplement (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.12 to the Registration Statement. References to the “Omnibus Amendment” herein refer to the Omnibus Amendment, dated as of March 31, 2003, among the Transferor, the Servicer, the Note Trust, the Collateral Trustee and the Indenture Trustee, filed as Exhibit 4.2 to the Registration Statement.

SCOPE OF REVIEW; ASSUMPTIONS

Our opinion is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect and available on the date hereof. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, possibly retroactively. As more fully described in the prospectus relating to the Notes forming a part of the Registration Statement (the “Prospectus”) under the heading “Federal Income Tax Consequences” in the Prospectus, there can be no assurance that contrary positions will not be taken by the Internal Revenue Service.

In formulating our opinions, we have reviewed (i) the Registration Statement, (ii) the Prospectus, (iii) the Indenture, (iv) the PSA, (v) the Amended and Restated Trust Agreement, dated as of August 1, 2001, between the Transferor and Citicorp Trust Delaware, National Association (“Citicorp Trust”), as successor to U.S. Bank Trust National Association (“USBTNA”), as owner trustee (the “Owner Trustee”), filed as Exhibit 4.25 to the Registration Statement, as amended by the First Amendment to the Amended and Restated Trust Agreement, dated as of May 25, 2021, between the Transferor and the Owner Trustee, filed as Exhibit 4.26 to the Registration Statement, and as supplemented by the Agreement of Resignation, Appointment and Acceptance (the “Agreement of Resignation”), dated as of May 25, 2021, by and among the Transferor, USBTNA, as resigning Owner Trustee, and Citicorp Trust, as successor Owner Trustee, filed as Exhibit 4.27 to the Registration Statement (as so amended and supplemented, the “Trust Agreement”), and (vi) other documents provided to us that we have deemed necessary or appropriate to review as a basis for this opinion. Additionally, this opinion letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series, class or tranche of Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us or changes in the law subsequent to the date hereof. Because the Prospectus contemplates series, classes and tranches of Notes with numerous different characteristics, the particular characteristics of each series, class or tranche of Notes and any more specific tax discussion set forth in the prospectus pursuant to which a particular series, class or tranche of Notes is offered must be considered in determining the applicability of this opinion to any such series, class or tranche of Notes.

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In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

In rendering our opinions, we have also assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with such operative documents, and that such documents accurately reflect the material facts of such transactions.

In addition, you have informed us that until March 3, 2025, Mayer Brown LLP acted as special counsel to WFN LLC with respect to WFNMT, the Collateral Certificate (as defined in the Indenture) issued during such time period, the Note Trust and certain Notes (as defined in the Indenture) issued during such time period, and in that capacity rendered opinions regarding the classification of WFNMT, the Collateral Certificate, the Note Trust and the Notes for federal income tax purposes and certain other federal income tax matters required to be addressed pursuant to the transaction documents during the time period referenced above. For purposes of the opinions below, we have assumed the accuracy of such opinions and any other opinions addressing tax matters delivered pursuant to the transaction documents during the time period referenced above, and have not been asked to and have not investigated any matters covered by any such opinions nor reviewed any of the transaction documents or instruments referenced therein except as otherwise specifically referenced herein.

OPINION

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions, and limitations contained herein and in the Prospectus, we hereby confirm that, although the discussion set forth in the Prospectus under the heading “Federal Income Tax Consequences” does not purport to discuss all possible U.S. federal income tax considerations relating to an investment in the Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of a beneficial interest in the Notes.

We impose no limit on your disclosure of this opinion or the tax treatment or tax structure of the transactions described in the Prospectus. However, we are furnishing this opinion to you solely in connection with the Registration Statement and it cannot be relied upon by any other person or for any other purpose without our express written permission.

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We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name wherever appearing in the Prospectus. In giving such consent, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP